EXHIBIT 10.8

Document No.:	DG-QR-028
Contract No:

Employment Agreement (English Translation)

Party A: Guangzhou Donggao New Material Co., Ltd.

Party B: Jiang Lijuan

Date of signing: January 1, 2018

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Party A: Guangzhou Donggao New Material Co., Ltd. Address: No. 436, Dongjiao North Road, Liwan District, Guangzhou Legal representative: Jiang Lijuan	Party B: Jiang Lijuan ID number: Address of ID: Room 402, Building 4, Jiayi Court, East District, Zhongshan City, Guangdong Province Current address: Same as above Contact number: 13702458845

According to the relevant labor laws and regulations of China, Guangdong Province and Guangzhou City, Party A and Party B have reached the following terms of Employment Contract based on the principle of mutual benefit and on the basis of equality, integrity and voluntary negotiation:

I.	Term of Labor Contract

	1.	Term of the Contract: Party A and Party B agree to determine the term of the contract by the following 1 method:

		1)	Fixed term: from January 1, 2018 to December 31, 2021.

		2)	A term for completing certain task: from / month / day / year to / month / day / year, when the task is completed, and marked by the completion of the work task

	2.	The parties agree to determine the duration of the probation period (the probation period is included in the contract term) by the 2 method as follows:

		1)	No probation period.

		2)	The probation period starts from / month / day / year to / month / day / year.

II.	Work Content and Place

	1.	Party B agrees to act as the General Manager according to Party A’s work needs; if Party A needs to adjust the work content or job position of Party B due to production and operation needs, Party A shall make appropriate arrangements according to the principle of relevance and rationality, and Party B shall obey; if Party A arranges that Party B’s work exceeds the scope stipulated in this contract but the period does not exceed three months, then this is a temporary work arrangement and there is no need to change the labor contract.

	2.	If Party B is not qualified for the job, Party A may adjust Party B’s job position or work content, including the work department, the work content and work place, and Party A shall adjust Party B’s salary accordingly based on Party A’s salary system and Party B’s new job position.

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3.	Party B shall not engage in any part-time work or business without the prior written consent of Party A.

4.	The place of work for Party B: Guangzhou City. If Party A needs to designate Party B to work at the branches/offices/representative offices of Party A in Guangzhou City or other branches/offices/representative offices of Party A, or Party A relocates or changes its location in the city administrative region, the parties shall continue to perform the Contract without changing the Contract.

III.	Labor Remuneration

	1.	Party A and Party B agree to determine the labor remuneration by the 1 method as follows:

		1)	Party B’s monthly salary is RMB1895. The salary already includes various job allowances. If other expenses incurred due to work needs, it shall be implemented in accordance with the company’s relevant management methods and rules and regulations.

		2)	Party B’s overtime payment is calculated according to the local minimum salary.

		3)	Piece-rate salary: implemented according to the piece-rate salary system.

2.	Party A shall issue Party B’s previous month’s salary by bank transfer or cash on the 30th of the current month. In case of holidays, Party A may issue the salary in advance (or postpone to issue) in the first working day after the holiday.

3.	Party B’s salary and bonus are all pre-tax income before individual income tax, and Party B shall bear the individual income tax payable according to law.

IV.	Labor Welfare and Insurance Clauses

	1.	Party A and Party B shall perform above mentioned in accordance with relevant national regulations.

	2.	Party B’s work injury treatment shall be implemented in accordance with relevant national and local policies and regulations.

	3.	Party B’s treatment of occupational diseases shall be implemented in accordance with the relevant provisions of China and Zhongshan City.

V.	Working Hours

Party A and Party B agree to determine the working hours by the following first method:

1.	Party A and Party B agree to implement standard working hours on a daily basis; Party B has the right to enjoy various breaks and vacations.

2.	Party A and Party B agree to implement an irregular work system; Party B has the right to enjoy various rest and vacations.

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VI.	Labor Discipline

	1.	Party A shall formulate rules and regulations and labor discipline based on the business needs according to law. If Party B violates the rules and regulations and labor discipline, Party A has the right to deal with, dispose of and punish Party B according to the rules and regulations until the Contract is cancelled.

	2.	Party B shall strictly abide by all labor disciplines, rules and regulations and working procedures formulated and revised by Party A according to law.

	3.	Party B shall strictly abide by the rules and regulations formulated by Party A, complete labor tasks, improve vocational skills, implement labor safety and hygiene procedures, abide by labor discipline and professional ethics, protect Party A’s property, abide by professional ethics, strengthen study, continuously improve ideas and keep the trade secrets of the Company confidential.

VII.	Labor Protection and Labor Condition Clauses

	1.	Party A provides basic workplaces and environments suitable for work in accordance with national and local laws and regulations, and provides basic equipment, tools and other means of production.

	2.	Party A shall do a good job in the training of Party B on professional ethics, business technology, labor safety, labor discipline and Party A’s rules and regulations before taking up the position. Party B has the right to refuse Party A’s illegal command, and for the actions of Party A and its management personnel disregarding Party B’s safe and healthy, Party B has the right to criticize and report and complain to the relevant authorities.

VIII.	Confidentiality

	1.	Party A’s trade secrets include, but not limited to, the production technical data, product and service prices, marketing information or plans, customer list materials, samples and other information related to management methods, financial matters and others of Party A and its subsidiaries.

	2.	Party B shall strictly keep the trade secrets of Party A and its subsidiaries confidential during the contract term, and shall not steal, leak, trade with outsiders, or accept the entrustment of others to collect business information of Party A and its subsidiaries, and may not provide other enterprises and individuals with technical, management or business support related to the intellectual property rights of Party A and its subsidiaries.

	3.	If Party B is aware that the trade secrets of Party A and its subsidiaries have been leaked or are leaking or are threatened to be leaked, Party B shall promptly notify Party A’s relevant responsible person and assist Party A to take remedies.

	4.	Party B shall return Party A’s customer resources and related materials to Party A at the time of the termination of this Contract. Party B shall not infringe any trade secrets including Party A’s customer resources in any way.

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5.	The retroactivity of this confidentiality clause involves the time when the Contract is terminated or cancelled until the confidential matters naturally lose their confidentiality. During this period, Party A reserves the right to legally pursue any violation of its trade secrets by Party B in any way.

IX.	Intellectual Property Rights

Party B agrees to treat all intellectual property rights related to the creation, invention, design and others in the business of Party A as on-duty inventions and on-duty works, and Party B agrees that the patents, copyrights of such inventions and works or other forms of intellectual property rights are owned by Party A; Party A shall reward Party B’s creation and invention as appropriate. Party B shall not use the intellectual property rights mentioned above for its own, and may not transfer or license others to use, nor may it disclose the relevant materials of such intellectual property rights to the outsiders.

X.	Change and Cancellation of the Contract

1.	In one of the following circumstances, Party A and Party B shall change the labor contract:

	1)	Party A and Party B mutually agree;

	2)	The objective situation on which the contract was concluded has undergone significant changes, which caused this Contract cannot be performed;

	3)	The laws, regulations and rules on which this Contract is based on have changed.

2.	If Party B is in one of the following circumstances, Party A may cancel this Contract or consider it a serious violation of discipline:

	1)	Providing false information, the contents of the entry registration form and other materials are inconsistent with the actual situation;

	2)	Being proved that Party B fails to meet the conditions of employment during the probation period;

	3)	Violating seriously the labor discipline or Party A’s rules and regulations;

	4)	At the same time, Party B establishing labor relations with other employers which impose serious impact on the completion of Party A’s work tasks, or Party A points it out, but Party B refuses to make corrections;

	5)	Conducting serious dereliction of duty, malpractice, and making serious damage to the interests of Party A;

	6)	Violating the confidentiality obligations of the Contract and leaking the trade secrets of the Company;

	7)	Being investigated for criminal responsibility according to law;

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8)	Concealing major diseases, infectious diseases or drug abuse;

9)	During the contract term, if Party B violates the Public Security Administration Punishments Law of the People’s Republic of China, it shall be deemed a serious violation of the employer’s rules and regulations, Party A has the right to terminate this Contract and pay no economic compensation;

3.	Party A may terminate this Contract in one of the following circumstances:

	1)	If Party B is sick or not injured by work, after the medical period expires, Party B cannot engage in the original work or other work arranged otherwise by Party A;

	2)	If Party B is not qualified for the job, after training or adjusting the position, Party B is still not qualified for the job;

	3)	The objective situation on which the contract was concluded has undergone significant changes, which caused this Contract cannot be performed. The parties fail to mutually agree on the change of the labor contract upon negotiation.

4)

Party A may terminate the labor contract if Party A is on the verge of bankruptcy for statutory rectification or if its business situation is seriously difficult and meets the conditions for personnel reduction.

4.	If Party B is in one of the following circumstances, Party A shall not terminate this Contract:

	1)	Suffering from occupational diseases or injuries due to work and being confirmed to be lost the labor capacity in whole or part;

	2)	Being sick or not injured by work, within the prescribed medical period;

	3)	Female employee is in the period of pregnancy, childbirth, and lactation;

5.	In one of the following circumstances, Party B may notify Party A to terminate this Contract:

	1)	In the probation period, notify Party A three days in advance;

	2)	If Party A forces Party B to work by means of violence, threats or illegal restrictions on personal freedom, Party B may notify Party A at any time;

XI.	Termination and Renewal of Labor Contract

	1.	In one of the following circumstances, the Contract is terminated:

		1)	The term of the Contract expires;

		2)	Party B reaches the conditions for retiring, retirement and resignation.

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3)

If Party A provides Party B with advanced studies, training, transfer of registered permanent residence, housing loan or other treatment during the performance of the Contract and agrees a service period on such treatments, in this case, if the contract term is shorter than the service period, the contract term shall be automatically extended until the service period expires. If Party B proposes to terminate this Contract within the service period, it shall be liable for compensation for the economic losses caused to Party A.

2.	In one of the following circumstances, this Contract shall be renewed and the renewal procedure shall be completed in a timely manner:

	1)	Party A and Party B agree to renew the labor contract;

	2)	The factual labor relationship is formed after the conditions for termination of the labor contract occurred and Party B requests to renew the labor contract relationship.

	3)	Before the expiration of the term of the labor contract, if Party A intends to renew the labor contract with Party B, and it shall promptly notify Party B in writing to renew the Contract and inform Party B of the contract conditions for renewal. If Party B agrees to renew the Contract but has any objection to the contract conditions, Party B shall promptly resolve it with Party A upon negotiation. If the parties reach an agreement on the renewal of the Contract, the labor contract shall be renewed before the expiration of the original labor contract.

XII.	Resolving Methods to Disputes Arising from the Performance of the Contract

If Party B believes that Party A has infringed upon its legitimate rights and interests, Party B may first submit it to Party A or report it to Party A’s labor union and seek to resolve it. If it cannot be solved, Party B may complain to the nearest labor administrative authority. If any disputes arising out of the performance of this Contract between the parties, it shall be resolved firstly upon negotiation; if the negotiation fails, they may apply to the labor dispute mediation committee of Party A for mediation within 30 days from the date of the dispute, or apply to the labor dispute arbitration committee for arbitration within one year.

XIII.	If the terms of this Contract are inconsistent with the newly enacted laws, regulations and rules of China, the Province or the City, it shall be implemented in accordance with the new laws, regulations and rules.

XIV.	Other Matters the Parties Need to Agree

1.	If Party B violates Party A’s relevant management system and causes economic losses, Party B shall be liable for compensation. According to Article 15 of the Regulations on Salary Payments of Guangdong Province, Party B agrees to compensate and the compensation amount may be deducted from the salary;

2.	Party B determines that the address to be filled out is the served address for the relevant documents and instruments related to labor relation management. If the relevant address of the individual changes, Party B shall inform Party A in writing. Once the mail is sent, it is deemed to have been received. If the personal information is changed, Party B shall provide Party A with valid documents within three days. Otherwise, once verified, Party A will regard it as a serious violation and terminate the labor contract, and will not pay economic compensation;

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3.	Party B must abide by all rules and regulations concerning the safety production of the employer. If Party B violates the laws and regulations prohibited by China and the safe production operation procedures of the employer, resulting in a safety liability accident, Party B must bear the corresponding safety responsibility and financial compensation responsibility.

4.	Anyone who violates the laws and regulations related to family planning shall be deemed to be seriously disciplinary and shall be dealt with immediately without compensation;

5.	If Party B fails to submit the labor contract to Party A in writing 30 days in advance, resulting in the social insurance cannot be suspended in time and the social insurance expenses are incurred, Party B shall bear the full amount (including the part of the unit payment);

6.	Termination and cancelation of the labor contract shall be handled in accordance with the Regulations on the Administration of Labor Contracts of Guangdong Province and the Labor Contract Law; the payment time stipulated in Article 3 “Labor Remuneration” of this labor contract is to issue the salary of the previous month in the current month, and the salary income of Party B is based on the calculation under Party A’s salary system.

7.	The parties confirm that Party A has settled and paid all the labor remuneration, including salary, overtime payment, welfare fees and bonuses, due and payable, before signing (or renewing) of this Contract.

8.	If Party B has any related expenses such as borrowing, compensation, deduction and so on in the Company of Party A, the Company of Party A may deduct the amount from Party B’s salary when Party B leaves the Company.

9.	If Party B terminates the labor contract in violation of the regulations, it shall compensate the Company in accordance with the relevant regulations and standards and the agreements between the parties.

10.	During the probation period, if Party A confirms Party B’s work and considers Party B is qualified in the probation period, it may terminate the probation period in advance.

11.	If Party B is not suitable for the position Party A arranged for the entry, Party A has the right to adjust the position and salary for Party B.

12.	The parties shall follow the principle of honesty and good faith and attach importance to commitment.

13.	Party B warrants that it has no labor relationship or any economic disputes with all previous companies served by Party B before signing (or renewing) this Contract.

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	14.	Party B confirms as follows:

		1)	I have accepted the training on management rules and regulations of the Company from Party A, and acknowledged the procedures for the Company management rules and regulations, and has no objection to them;

		2)	I have understood the entire Company rules and regulations, management system and labor discipline of Party A from the training, and are willing to be binding by Party A’s rules and regulations, management system and labor discipline;

		3)	If the Company’s rules and regulations are modified later, the revised version officially published shall prevail.

XV.	Supplementary Matters Agreed by the Parties:

1.

All employees holding the positions as the company department managers or above are the management of the Company, and they master important or confidential materials, documents and information within the Company. During the period of employment, they may not disclose the Company confidential documents, materials or information in any form. If the work task is completed or the employee requests to leave the Company, the employee must handle the transfer of the work in accordance with the Company’s prescribed procedures. After the signature of the General Manager, the salary can be settled to ensure that the Company’s rights and interests are not infringed and damaged.

2.

If Party B fails to complete the tasks or performance within the time agreed by the parties, Party A shall have the right to adjust the position of Party B according to the actual situation based on the needs of Party A. Party B shall unconditionally obey Party A’s arrangements. When Party B has any objection to Party A’s adjusted position, Party B may choose to leave the Company automatically, without any compensation or indemnification from Party A.

XVI.	This Contract shall be made in duplicate, and each party shall hold one copy.

XVII.	This Contract shall be concluded and come into force after signed by Party B and sealed by Party A or signed and sealed by the agent of Party A.

Party A (seal): Representative (Signature):	Party B (Signature): Jiang Lijuan
January 1, 2018	January 1, 2018

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Attached Sheet for Party B’s identity information:

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Guangzhou Donggao New Material Co., Ltd.

Address: No. 436, Dongjiao North Road, Liwan District, Guangzhou, Guangdong, China

Website: www.chinadgig.com

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